UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2008
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-11488 (Commission File Number)	91-1221360 (IRS Employer Identification No.)

7094 South Revere Parkway,
Centennial, Colorado	80112-3932
(Address of principal executive offices)	(Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On May 5, 2008, Penford Corporation (“Penford”) received notice that the trial judge found Penford Products Co. (“Penford Products”), a wholly owned subsidiary of Penford, liable for alleged damages in the amount of $3,242,302, as well as pre-and post-judgment interest and costs in a suit filed against Penford Products in October 2004 by Graphic Packaging International, Inc. (“Graphic”) in the Fourth Judicial District Court, Ouachita Parish, Louisiana. Graphic sought monetary damages for Penford Products’ alleged breach of an agreement to supply Graphic with certain starch products during the 2004 strike affecting its Cedar Rapids, Iowa plant.
While final judgment has not yet been entered, Penford estimates that the amount will approximate $4 million. As previously reported, Penford has already reserved $2.4 million against this matter.
Penford Products is currently evaluating its options with respect to appeal of the expected judgment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation

(Registrant)

May 8, 2008	/s/ Christopher L. Lawlor

Christopher L. Lawlor
Vice President – Human Resources, General Counsel and Secretary